UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 4, 2007

IONATRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3716 East Columbia, Suite 120, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 4, 2007, the Compensation Committee amended the Company’s 2007 Stock Incentive Plan (the “Plan”) to provide limitations on the number of shares of common stock with respect to which options, restricted stock, deferred stock, stock appreciation rights or other stock based awards may be granted.

The Plan, as previously approved by the Board provides for a maximum of 10,000,000 shares of common stock available for grant or award.

The further limitations imposed by the Committee provide that (i) the aggregate maximum number of shares of common stock that are available for grant or award during the first five (5) years of the Plan will be 5,000,000 shares, and (ii) the maximum number of shares of common stock available for grant or award during any consecutive twelve (12)-month period, subject to the aggregate maximum, shall be 1,000,000 shares during the first two years of the Plan and 2,000,000 shares during the third through fifth years of the Plan.

The foregoing terms amend the terms of the Plan as set forth in the Company’s Proxy Statement dated August 10, 2007, which relates to the Company’s Annual Meeting of Stockholders to be held on September 10, 2007. Effectiveness of the Plan (as so amended) is subject to the adoption and approval by the Corporation’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IONATRON, INC.
(Registrant)
Date: September 4, 2007	By:	/s/ Kenneth M. Wallace
Kenneth M. Wallace
Title: Chief Financial Officer